Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1 pertaining to 7,000,000 shares of Fenario, Inc. common stock of our report dated May 28, 2008 on the financial statements of Fenario, Inc. for the period May 11, 2007 (inception) to March 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

                                                                                                                                                                                                                                                                                                                                          /s/WOLINETZ, LAFAZAN & COMPANY, P.C.

WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
June 4, 2008